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                                                                    EXHIBIT 99.1


(MEXICAN RESTAURANTS, INC. LOGO)


FOR IMMEDIATE RELEASE

Contact:  Mexican Restaurants, Inc.
          Andrew J. Dennard
          (713) 943-7574


                            MEXICAN RESTAURANTS, INC.
                    ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS
                TO CONSIDER APPROVAL OF LONG TERM INCENTIVE PLAN
                                  (NASDAQ:CASA)

Houston, Texas (October 3, 2005) Mexican Restaurants, Inc. (Nasdaq:CASA) announced today that its Board of Directors has called a Special Meeting of Shareholders to be held on November 8, 2005 to seek shareholder approval for the adoption of a new long-term equity compensation incentive plan for its employees. The 2005 Long Term Incentive Plan is intended to replace the Casa Ole Restaurants, Inc. 1996 Long Term Incentive Plan, which terminates February 28, 2006, and the Company's Non-Employee Director Plan, which terminates December 31, 2005. Shareholders of record as of September 1, 2005 will be entitled to notice of and the right to vote at the special meeting.

Mexican Restaurants, Inc. operates and franchises 80 Mexican restaurants. The current system includes 61 Company-operated restaurants, 18 franchisee operated restaurants and one license restaurant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; the risk of food borne illness; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's most recently filed Annual Report and Form 10-K that attempt to advise interested parties of the risks and factors that may affect the Company's business.